UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2021

Mohawk Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mohawk Group Holdings, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	MWK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 2, 2021, Mohawk Group Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which, among other things, the Company agreed to issue and sell to the Investor, in a private placement transaction (the “Private Placement”), in exchange for the payment by the Investor of $14,025,000, less applicable expenses as set forth in the Securities Purchase Agreement, (i) a 0% coupon senior secured promissory note in an aggregate principal amount of $16,500,000 (the “Note”) that will mature on February 1, 2023, and (ii) a warrant (the “Warrant”) to purchase up to an aggregate of 469,931 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”).

The Company used all of the net proceeds from the Private Placement to fund the Asset Purchase (as defined below).

The Note is a senior secured obligation of the Company and ranks senior to all indebtedness of the Company (other than the indebtedness under the Credit Agreement (as defined below) to the extent of the value of the collateral securing such indebtedness). The Note does not have any amortization payments.

The Company may redeem all (but not less than all) of the Note at a price of 96% of the then-outstanding principal amount if the Note is redeemed prior to October 1, 2021, 98% of the then-outstanding principal amount if the Note is redeemed on or after October 1, 2021 but prior to March 1, 2022 and 100% of the then-outstanding principal amount if the Note is redeemed on or after March 1, 2022. Subject to certain exceptions, upon the completion of any equity financing, the Company will be required to redeem (at par) a principal amount of the Note and (at par) a principal amount of the December Note (as defined below). The aggregate principal amount of the Note and the December Note that the Company will redeem will be equal to no less than the greater of (i) 20% of the net proceeds of such equity financing, excluding net proceeds that will be used to make acquisitions, if any, and (ii) 5% of the net proceeds of such equity financing, in each case with a cap of $5.5 million per financing.

The Note imposes certain customary affirmative and negative covenants upon the Company, as well as covenants that (i) restrict the Company and its subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, (ii) restrict the ability of the Company and its subsidiaries from making certain investments, subject to specified exceptions, (iii) restrict the declaration of any dividends or other distributions, subject to exceptions for specified subsidiaries of the Company, (iv) require the Company and its subsidiaries to maintain specified earnings, and (v) require the Company and certain specified subsidiaries to maintain minimum amounts of cash on hand. If an event of default under the Note occurs, the Investor can elect to redeem the Note for cash equal to 115% of the then-outstanding principal amount of the Note, plus accrued and unpaid default interest, which accrues at a rate per annum equal to 15% from the date of a default or event of default (the “Event of Default Acceleration Amount”). If the Company fails to pay the Event of Default Acceleration Amount in cash, then the Investor may elect to redeem the Note and receive the unpaid portion of the Event of Default Acceleration Amount entirely or partially in shares of Common Stock. The price for any shares issued to pay such Event of Default Acceleration Amount will be equal to 80% of the lesser of (i) the daily volume weighted average price (“VWAP”) on the date the Investor delivers notice of its election to redeem the Note for shares of Common Stock (the “Event of Default Stock Payment Date”), and (ii) the average of the lowest two daily VWAPs during the ten trading day period ending on such Event of Default Stock Payment Date. The Investor also has the option of requiring the Company to redeem the Note if the Company undergoes a fundamental change for the then-outstanding principal amount of the Note plus any accrued default interest thereon.

Until the later of (i) August 2, 2022, and (ii) the date the Note is fully repaid, the Investor will, subject to certain exceptions, have the right to participate for up to 40% of any debt, preferred stock or equity-linked financing of the Company or its subsidiaries and up to 10% of any Common Stock equity financing of the Company or its subsidiaries.

Each Warrant has an exercise price of $25.10 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will become exercisable on August 2, 2021, has a term of five years from the date of issuance and will be exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Warrant (the “Warrant Shares”), in which case the Warrant shall also be exercisable on a cashless exercise basis at the Investor’s election. The Warrant includes a provision that gives the Company the right to require the Investor to exercise the Warrant if the price of the Common Stock exceeds 200% of the exercise price of the Warrant for 20 consecutive trading days and certain other conditions are satisfied.

The Note and the Warrant provide that in no event will the number of shares of Common Stock issued upon conversion of the Note or exercise of the Warrant result in the Investor’s beneficial ownership exceeding 4.99% of the Company’s shares outstanding at the time of conversion or exercise, as applicable (which percentage may be decreased or increased by the Investor, but to no greater than 9.99%, and provided that any increase above 4.99% will not be effective until the sixty-first (61st) day after notice of such request by the Investor to increase its beneficial ownership limit has been delivered to the Company).

The Securities Purchase Agreement also contains customary representations and warranties of the Company and the Investor. There is no material relationship between the Company or its affiliates and the Investor other than in respect of the Securities Purchase Agreement, the Note and the Warrant and in connection with the December Securities Purchase Agreement, the December Note and the December Warrant (each as defined below) as the December Investor (as defined below) is an affiliate of the Investor.

The foregoing summaries of the Securities Purchase Agreement, the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the copies of the Securities Purchase Agreement, the form of Note and the form of Warrant that are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with Securities and Exchange Commission (the “SEC”).

A.G.P. / Alliance Global Partners acted as the exclusive placement agent in connection with the Private Placement.

Amendment to Securities Purchase Agreement, Note and Warrant

On February 2, 2021, the Company entered into (i) an amendment (the “SPA & Note Amendment”) to that certain Securities Purchase Agreement (the “December Securities Purchase Agreement”), dated as of November 30, 2020, by and among the Company and an accredited investor (the “December Investor”), and to that certain Senior Secured Note due 2022 issued by the Company to the December Investor on December 1, 2020 (the “December Note”) and (ii) an amendment (the “Warrant Amendment”) to that certain Warrant to Purchase Common Stock issued by the Company to the December Investor on December 1, 2020 (the “December Warrant”).

Pursuant to the December Securities Purchase Agreement, the Company issued and sold to the December Investor, in a private placement transaction, the December Note and the December Warrant.

The SPA & Note Amendment amends the December Securities Purchase Agreement and the December Note to, among other things, allow for the issuance of the Note and to clarify how the issuance of the Note and certain of the Investor’s rights thereunder affects the December Note and the December Investor’s rights under the December Note. The Warrant Amendment amends the December Warrant to amend the provision that gives the Company the right to require the December Investor to exercise the December Warrant if the price of the Common Stock exceeds 200% of the exercise price of the December Warrant for 20 consecutive trading days and certain other conditions are satisfied to increase the price per share that the Common Stock must exceed for 20 consecutive trading days from $18.02 to $30.00 per share.

The foregoing summaries of the SPA & Note Amendment and the Warrant Amendment do not purport to be complete and are qualified in their entirety by reference to the copies of the SPA & Note Amendment and the Warrant Amendment that are filed herewith as Exhibits 4.3 and 4.4, respectively.

Amendment to MidCap Credit Agreement

On February 2, 2021, the Company, certain of the Company’s subsidiaries, MidCap Funding IV Trust, as agent, and the lenders party thereto, entered into an amendment (the “Amendment”) to that certain Amended and Restated Credit Agreement, dated as of November 23, 2018, as amended (the “Credit Agreement”), providing for a $25.0 million revolving credit facility. Pursuant to the Amendment, among other things, the Credit Agreement was amended to (i) permit the incurrence of certain debt, including the Note, (ii) permit payments to the Investor as required under the Note, (iii) permit the Asset Purchase, and (iv) include certain restrictions on amendments or modifications to the Note.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment that is filed herewith as Exhibit 10.2.

Asset Purchase Agreement

On February 2, 2021 (the “Closing Date”), the Company and its wholly owned subsidiary Truweo, LLC, a Delaware limited liability company (“Acquisition Sub” and together with the Company, “Purchaser”), entered into and closed the transactions contemplated by that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) with Healing Solutions, LLC, a Delaware limited liability company (“Seller”), Jason R. Hope, and only for the purposes of certain sections thereof, Super Transcontinental Holdings LLC, a Delaware limited liability company. Pursuant to the Asset Purchase Agreement, Purchaser, among other things, purchased and acquired certain of Seller’s assets related to Seller’s retail and ecommerce business under the brands Healing Solutions, Tarvol, Sun Essential Oils and Artizen (among others), which is conducted through certain physical locations, virtual channels or websites, including amazon.com and healingsolutions.com (the “Asset Purchase”), and Acquisition Sub assumed certain liabilities of Seller.

As consideration for the Asset Purchase, Purchaser (i) paid to Seller $15,280,173 in cash (the “Cash Purchase Price”) and (ii) issued 1,387,759 shares of Common Stock to Seller, the cost basis of which was $24.01 (such basis being the volume-weighted average closing price per share of Common Stock, as reported on The Nasdaq Stock Market LLC, for the 10 consecutive trading days ending on the trading day immediately prior to the Closing Date) (the “Closing Shares”). At the closing of the Asset Purchase (the “Closing”), the Company withheld $1,993,496 of the Cash Purchase Price to serve as collateral for Seller’s payment of certain overdue trade payables to be released to Seller in accordance with the terms of the Asset Purchase Agreement.

In addition to the Cash Purchase Price and the Closing Shares, following the Closing, Seller shall also be entitled to receive (i) 170,042 shares of Common Stock in respect of certain inventory acquired under the Asset Purchase Agreement (the “Inventory Consideration Shares”), as such number of shares shall be adjusted (up to a maximum of 280,000 shares) pursuant to the terms thereof, and (ii) subject to the conditions set forth in the Asset Purchase Agreement, the Earn-Out Shares (as described below). The Inventory Consideration Shares shall be issued to Seller following the final determination of inventory values pursuant to the terms of the Asset Purchase Agreement, which determination is expected to occur approximately nine to ten months following the Closing Date and such shares shall be subject to vesting restrictions which shall lapse on the date that is the one year anniversary after the Closing Date.

Pursuant to the terms of the Asset Purchase Agreement, Seller is required to use its commercially reasonable efforts to identify one or more suppliers (other than Seller) of finished goods inventory of all SKUs that constitute assets acquired in the Asset Purchase (“New Suppliers”) and to initiate discussions with such New Suppliers for the purpose of negotiating new supply agreements between Purchaser or its affiliates, on the one hand, and the New Supplier, on the other hand, for the purchase of such SKUs following the Closing on terms acceptable to Purchaser in its sole discretion, acting reasonably. If, on or before the date that is 15 months after the Closing Date, an Earn-Out Consideration Event (as defined below) has occurred, then Seller shall be entitled to receive up to a maximum of 528,670 shares of Common Stock (the “Earn-Out Shares”), which number of shares is subject to reduction in accordance with the terms of the Asset Purchase Agreement based on the time period within which the Earn-Out Consideration Event occurs (if it occurs at all). An “Earn-Out Consideration Event” means the latter to occur of (i) Purchaser having entered into supplier agreements with New Suppliers in respect of each SKU that constitutes an asset acquired in the Asset Purchase and (ii) Purchaser having terminated each of the services provided to Purchaser under the Transition Services Agreement (as defined below) such that no services are being provided thereunder.

The aggregate maximum number of shares of Common Stock that are issuable to Seller under the Asset Purchase Agreement is 2,196,429 shares.

The Asset Purchase Agreement contains customary representations, warranties and covenants of Purchaser and Seller. Subject to certain customary limitations, Seller agreed to indemnify the Company and its officers, directors, employees and other authorized agents against certain losses related to, among other things, breaches of Seller’s representations, warranties, covenants and agreements as well as any excluded liabilities described therein.

In connection with the Asset Purchase, the Company also agreed, pursuant to the Asset Purchase Agreement, to prepare and file one or more registration statements with the SEC for the purpose of registering for resale the Closing Shares, Inventory Consideration Shares and the Earn-Out Shares (collectively, the “Shares”). Under the Asset Purchase Agreement, the Company is required to file such registration statement with the SEC within 120 days following the date on which any such Shares are issued to Seller.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement that is filed herewith as Exhibit 2.1.

The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Asset Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Asset Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Asset Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Lock-Up, Voting and Standstill Agreement

In connection with the Asset Purchase, Seller entered into a Lock-Up, Voting and Standstill Agreement with the Company (the “Lock-Up Agreement”), pursuant to which Seller has agreed not to, directly or indirectly (subject to limited exceptions set forth therein) (i) sell, pledge, assign, transfer, hypothecate or otherwise dispose of any of the Shares issued to Seller, (ii) enter into any swap, hedge, or other agreement or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock beneficially owned by Seller and its affiliates; (iii) engage in any short-selling of any Common Stock beneficially owned by Seller and its affiliates; or (iv) publicly announce any intention to do any of the foregoing, in each case at any time during the period commencing on the Closing Date and ending six months thereafter.

Pursuant to the Lock-Up Agreement, commencing on the Closing Date and until the date that is the six month anniversary thereof, Seller agreed that for so long as it and its affiliates collectively beneficially own any voting securities of the Company, except pursuant to a negotiated transaction with Seller approved by the board of directors of the Company (the “Board”), Seller will not (and will cause its affiliates not to) in any manner, directly or indirectly, among other things: (i) make, effect, initiate, cause or participate in (a) any acquisition of beneficial ownership of any securities of the Company or any securities of any subsidiary or other affiliate of the Company if such acquisition would result in Seller and its affiliates collectively beneficially owning 15% or more of the then outstanding voting securities of the Company, (b) any Company acquisition transaction, (c) any “solicitation” of “proxies” (as those terms are defined in Rule 14a-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) or consents with respect to any securities of the Company or (d) frustrate or seek to frustrate any Company acquisition transaction proposed or endorsed by the Company; (ii) recommend, nominate or seek to nominate any person to the Board or otherwise act, alone or in concert with others, to seek to control or influence the management, the Board or policies or governance of the Company; (iii) demand an inspection of the Company’s books and records whether pursuant to Section 220 of the General Corporation Law of the State of Delaware or otherwise; (iv) institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions); or (v) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any of the foregoing actions, or assist, induce or encourage any other person to take any of the foregoing actions.

In addition, pursuant to the Lock-Up Agreement and at all times prior to the termination date thereunder, Seller shall timely vote in person or by proxy at each annual or special meeting of the Company’s stockholders all shares of Common Stock held by Seller in accordance with the recommendations of the Board on each matter presented to the Company’s stockholders at such meeting or in any consent solicitation as set forth in the applicable definitive proxy statement, including without limitation the election, removal and/or replacement of directors.

The foregoing summary of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement that is filed herewith as Exhibit 10.3.

Manufacturing Supply Agreement

In connection with the Asset Purchase and as of the Closing Date, Mohawk Group, Inc., a wholly owned subsidiary of the Company and sole member of the Acquisition Sub (“Acquisition Sub Parent”), entered into a manufacturing supply agreement with Seller (the “Supply Agreement”), pursuant to which Acquisition Sub Parent will purchase certain finished goods (the “Products”) from Seller. The term of the Supply Agreement is for 15 months from and after the Closing Date and Acquisition Sub Parent may terminate at any time with 60 days written notice. Seller may not sell or offer for sale, distribute or otherwise dispose of any of the Products to any other person or entity without Acquisition Sub Parent’s consent.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety to the full text of the Supply Agreement that is filed herewith as Exhibit 10.4.

Consulting Agreements

In connection with the Asset Purchase Agreement and as of the Closing Date, the Company entered into consulting agreements (the “Consulting Agreements”) with each of Richard Perry, Christopher Marshall and Quinn McCullough (collectively, the “Consultants”). The Consultants will provide certain consulting services to the Company for up to 15 months and if there is an Earn-Out Consideration Event, the Company may issue up to a maximum of 208,242 shares of Common Stock to the Consultants in the aggregate (the “Consulting Shares”), which number of shares is subject to reduction based on the time period within which the Earn-Out Consideration Event occurs under the Asset Purchase Agreement (if it occurs at all). As provided in the Consulting Agreements, if the Consultant is not an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), such Consultant may receive cash in lieu of shares of Common Stock pursuant to the terms of the Consulting Agreement. The Consultants shall have piggy-back registration rights with respect to any such Consulting Shares.

The foregoing description of the Consulting Agreements does not purport to be complete and is qualified in its entirety to the full text of the Consulting Agreements that are filed herewith as Exhibits 10.5, 10.6 and 10.7.

Transition Services Agreement

In connection with the Asset Purchase and as of the Closing Date, Acquisition Sub entered into a Transition Services Agreement (the “Transition Services Agreement”) with Seller. Pursuant to the Transition Services Agreement, Seller will provide certain transition services to Acquisition Sub for fees that will not exceed $623,729 per month. Acquisition Sub is entitled to reduce the services provided under the Transition Services Agreement (in whole or in part) upon advance written notice to the Seller. Unless earlier terminated by the parties in accordance with the terms thereof, the Transition Services Agreement will terminate on the date that is the 15 month anniversary of the Closing Date.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety to the full text of the Transition Services Agreement that is filed herewith as Exhibit 10.8.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Asset Purchase is incorporated herein by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Note is incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement, the Asset Purchase and the Consulting Agreements is incorporated herein by reference into this Item 3.02.

The Note, the Warrant, the shares of Common Stock issuable pursuant to the Note and the Warrant Shares (collectively, the “Securities”) were offered and sold to the Investor on February 2, 2021 in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investor represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities have not been registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The Closing Shares were offered and sold on February 2, 2021 in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. When the Inventory Consideration Shares are issued to Seller and in the event that any Earn-Out Shares are issued to Seller, such shares will be issued by the Company to Seller in reliance upon on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. Seller represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Closing Shares, the Inventory Consideration Shares and the Earn-Out Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

In the event that any Consulting Shares are issued to the Consultants, such shares will be issued by the Company to Consultants in reliance upon on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. In the event that any Consulting Shares are issued to the Consultants, the Consultants are expected to each make representations that such Consultant is an “accredited investor,” as defined in Regulation D, and is acquiring the Consulting Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. As noted above, if the Consultant is not an “accredited investor” as defined in Regulation D under the Securities Act, such Consultant may receive cash in lieu of shares of Common Stock pursuant to the terms of the Consulting Agreement.

Except for the registration rights contemplated by the Asset Purchase Agreement and the piggy-back registration rights contemplated by the Consulting Agreements, the Closing Shares have not been, and the Inventory Consideration Shares, Earn-Out Shares (if any) and Consulting Shares (if any) will not be, registered under the Securities Act and the Shares and the Consulting Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, notes, warrants or any other securities of the Company.

Item 8.01. Other Events.

On February 2, 2021, the Company issued a press release announcing its entry into the Securities Purchase Agreement and the Asset Purchase Agreement and the closing of the transactions contemplated by the Securities Purchase Agreement the Asset Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file historical financial information required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file pro forma financial statements required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1*	Asset Purchase Agreement, dated February 2, 2021, by and among (i) Mohawk Group Holdings, Inc. and Truweo, LLC, as Purchaser, (ii) Healing Solutions, LLC, (iii) Jason R. Hope, and (vi) for the purposes of Section 5.11 and Article VII, Super Transcontinental Holdings LLC.

4.1	Form of Senior Secured Note due 2023.

4.2	Form of Warrant to Purchase Common Stock, dated February 2, 2021.

4.3	Amendment to Senior Secured Note due 2022 and Securities Purchase Agreement, dated as of February 2, 2021.

4.4	Amendment to Warrant to Purchase Common Stock, dated as of February 2, 2021.

10.1+	Securities Purchase Agreement, dated as of February 2, 2021, by and among Mohawk Group Holdings, Inc. and each of the investors listed on the Schedule of Buyers attached thereto.

10.2+	Limited Consent and Amendment No. 10 to Amended and Restated Credit Agreement, dated as of February 2, 2021, by and among Mohawk Group Holdings, Inc., Mohawk Group, Inc., certain subsidiaries of Mohawk Group, Inc., set forth on the signature pages thereto, MidCap Funding IV Trust, as agent, and the lenders party thereto.

10.3	Lock-Up, Voting and Standstill Agreement, dated February 2, 2021, by and between Mohawk Group Holdings, Inc. and Healing Solutions, LLC.

10.4+	Manufacturing Supply Agreement, dated February 2, 2021, by and between Mohawk Group, Inc. and Healing Solutions, LLC.

10.5+	Consulting Agreement, dated February 2, 2021, by and between Mohawk Group, Inc. and Richard Perry.

10.6+	Consulting Agreement, dated February 2, 2021, by and between Mohawk Group, Inc. and Christopher Marshall.

10.7+	Consulting Agreement, dated February 2, 2021, by and between Mohawk Group, Inc. and Quinn McCullough.

10.8+	Transition Services Agreement, dated February 2, 2021, by and between Healing Solutions, LLC and Truweo, LLC .

99.1	Press Release dated February 2, 2021.

*

Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK GROUP HOLDINGS, INC.

Date: February 3, 2021	By:	/s/ Yaniv Sarig
Name: Yaniv Sarig
Title: President and Chief Executive Officer